UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2010 (February 22, 2010)
Corus Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-06136	41-0823592

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 S. Riverside Plaza; Suite 1800 Chicago, IL	60606

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 312-474-6388

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01: OTHER EVENTS
On April 22, 2010, the Company received a letter dated February 22, 2010 (the “Letter”) sent by The Bank of New York Mellon, N.A. as trustee (the “Trustee”), for certain holders (the “Securityholders”) of trust-originated preferred securities (the “TOPrS”) issued under the trust known as Corus Statutory Trust IX (“Trust IX”). The Letter was addressed to the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank) (“BONY”), as Institutional Trustee and Debenture Trustee with respect to Trust IX established under that certain Amended and Restated Trust Agreement dated as of June 23, 2005 (the “Trust Agreement”) holding the Floating Rate Junior Subordinated Notes due June 23, 2035 (the “Trust Notes”) in the aggregate original amount of $25,774,000 issued under that certain Junior Subordinated Indenture dated as of June 23, 2005 (the “Trust Indenture”) between the Company and BONY.
The Letter, citing authority of the Securityholders under the Trust Agreement, declares the principal amount of the Notes issued under the Indenture to be due and payable immediately as a consequence of an alleged event of default which occurred on September 11, 2009. While the Letter does not specifically cite to exactly which event of default has allegedly occurred under the Indenture, the Company disagrees that any event of default has occurred under the Indenture. The Company believes that the basis of the allegation is that an event of default somehow occurred on September 11, 2009 as a result of the appointment by the Office of the Comptroller of the Currency of the Federal Deposit Insurance Corporation (the “FDIC”) as the receiver for the Company’s subsidiary, Corus Bank, N.A.
The only events of default which could possibly relate to the appointment of a receiver are found in Sections 5.1(e) and 5.1(f) of each of the Indenture.
Section 5.1(e) of the Trust Indenture reads as follows:
“(e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days;”
The Company believes that any contention that an event of default exists under Section 5.1(e) of the Indenture is without merit and maintains that no event of default has occurred under the above subsection because, among other things, no court has taken any of the described actions with respect to the Company or any substantial party of its property.
Section 5.1(f) of the Trust Indenture reads as follows:
“(f) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;”

The Company believes that any contention that an event of default exists under Section 5.1(f) of the Indenture is without merit and maintains that no event of default has occurred under the above subsection because, among other things, the Company has at no time consented to the appointment of a receiver with respect to the Company or any substantial part of its property.
For the reasons set forth above, the Company delivered letters dated April 26, 2010 to the Trustee demanding that the Trustee immediately rescind, withdraw and annul the purported declarations of acceleration of maturity of the Notes.
The TOPrS covered by the Letter represent one out of 13 series of TOPrS issued by the Company. The Company has also received letters relating to four other series, namely Corus Statutory Trusts II, IV, VII, and XI. The information in this Current Report on Form 8-K is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Letter dated February 22, 2010, from The Bank of New York Mellon, N.A., as trustee for Trapeza Edge CDO, LLC to Corus Bankshares, Inc., as Sponsor, and The Bank of New York Mellon Trust Company, N.A., as Institutional Trustee and Debenture Trustee (Trust No. IX)

Exhibit 99.2	Letter dated April 26, 2010 from the Company to The Bank of New York Mellon, N.A., as trustee for Trapeza Edge CDO, LLC (Trust No. IX)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CORUS BANKSHARES, INC.
(Registrant)

/s/ Michael J. Minnaugh
Michael J. Minnaugh
Chief Financial Officer (Principal Financial Officer and Duly Authorized Officer of the Registrant)

Date: April 27, 2010

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Letter dated February 22, 2010, from The Bank of New York Mellon, N.A., as trustee for Trapeza Edge CDO, LLC to Corus Bankshares, Inc., as Sponsor, and The Bank of New York Mellon Trust Company, N.A., as Institutional Trustee and Debenture Trustee (Trust No. IX)

Exhibit 99.2	Letter dated April 26, 2010 from the Company to The Bank of New York Mellon, N.A., as trustee for Trapeza Edge CDO, LLC (Trust No. IX)